UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2018

Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-11312
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Appointment of New Executive Officer

On October 23, 2018, the Board of Directors (the “Board”) of Cousins Properties Incorporated (the “Company”) appointed Richard Hickson as Executive Vice President. Mr. Hickson’s principal duties include oversight of real estate operations. In addition, effective January 1, 2019, the Board has designated Mr. Hickson as an “officer” under Section 16 of the Securities Exchange Act of 1934, as amended.

Mr. Hickson, 44, joined the Company in September 2016 as Senior Vice President responsible for all Asset Management for the Company. Prior to joining the Company, Mr. Hickson gained more than 17 years of real estate experience in wide-ranging roles, including multiple operations and finance roles at Parkway Properties, Inc., between 2004 through 2012, the last two years of which he served as Parkway’s Executive Vice President and Chief Financial Officer.

As of the date of this report, no compensation changes were made for Mr. Hickson as a result of this change. Mr. Hickson’s compensation for 2019 will be determined by the Compensation, Succession, Nominating and Governance Committee (“CSNG”) of the Board at its December 2018 meeting, concurrent with the CSNG’s approval of compensation for other Executive Officers for 2019, and is expected to be determined upon the same compensation philosophy generally used for the Company’s other executive officers, as described in the Company’s proxy statement for its 2018 annual meeting filed with the Securities and Exchange Commission on March 15, 2018.

Mr. Hickson will be entitled to participate in the benefit programs generally available to the Company’s executive officers. In addition, the Company anticipates that, effective January 1, 2019, Mr. Hickson will enter into an indemnification agreement and a change in control severance agreement with the Company in forms substantively consistent with those used for other executive vice presidents.

The Company issued a press release on November 5, 2018, announcing Mr. Hickson’s appointment as Executive Vice President. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Amendment to Material Compensatory Agreement

On November 2, 2018, the Company entered into an amendment to the existing Change in Control Agreement with Mr. Connolly which will be effective January 1, 2019 and will change the severance benefit payable under his agreement to an amount equal to 3.00 times the sum of his annual base salary plus his average cash bonus, a calculation which is consistent with that of the Company’s current Chief Executive Officer.

Exhibit No.     Exhibit Description

99.1        Press Release, dated November 5, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2018

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel and Corporate Secretary